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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)     APRIL 13, 2006
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                               EMRISE CORPORATION
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             (Exact name of registrant as specified in its charter)

           DELAWARE                   001-10346                  77-0226211
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(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

    9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA     91730
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            (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code          (909) 987-9220
                                                  ------------------------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On April 13, 2006, we notified Grant Thornton LLP ("GT"), the independent registered public accounting firm that was engaged as our principal accountant to audit our consolidated financial statements, that we intended to engage new certifying accountants and thereby were terminating our relationship with GT.

         Our decision to change accountants was approved by our audit committee and board of directors. The reason for the change was to allow us to engage an alternative firm that we believe has adequate resources to provide us with the auditing and tax services we require, on a more cost-effective basis.

         The audit reports of GT on our consolidated financial statements and consolidated financial statement schedules as of and for the years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the years ended December 31, 2005 and 2004 and the subsequent interim period through April 13, 2006, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to GT's satisfaction, would have caused GT to make reference to the subject matter of the disagreement in connection with its opinion.

         During the years ended December 31, 2005 and 2004 and the subsequent interim period through April 13, 2006, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended, except as described below.

o On April 5, 2005, in connection with its audit of our consolidated financial statements for the year ended December 31, 2004, GT advised our audit committee and management of two matters that GT considered to be "material weaknesses" as that term is defined under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The first matter related to our need for additional staff with expertise in preparing required disclosures in the notes to the financial statements, and our need to develop greater internal resources for researching and evaluating the appropriateness of complex accounting principles and for evaluating the effects of new accounting pronouncements on us. Our growth during and since 2004 as a result of our acquisitions of Larus Corporation and Pascall Electronic (Holdings) Limited ("Pascall") and the increased complexity surrounding our financing arrangements are major contributors to the need for additional resources in financial reporting. The second matter related to segregation of duties relating to cash disbursements. Both our assistant controller and accounts payable clerk had access to initiate the payment of invoices and print electronically signed checks. Both individuals had the ability to record transactions in the accounting system. The lack of segregation of these two functions - check-writing ability and the recording of disbursement transactions in our accounting system - represented a material weakness in the cash disbursements cycle. We considered these matters in connection with the preparation of the December 31, 2004 consolidated financial statements and also determined that no prior period financial statements were materially affected by such matters. In response to the observations made by GT, on April 7, 2005, we engaged financial consultants who are certified public accountants with the requisite background and experience to prepare required disclosures in the notes to our financial statements and to provide greater internal resources for researching and evaluating the appropriateness of complex accounting principles and for evaluating the effects that new accounting pronouncements may have on us. In addition, we recognize that the risk of an unauthorized disbursement exists without proper

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         segregation of duties between check-writing and record keeping.
         However, every month we review the listing of checks produced and research any check number that is missing or questionable. We believe this type of detective control would identify unauthorized disbursements. Additionally, on May 6, 2005, we limited the system access for those individuals performing this review such that there are appropriate mitigating controls over the incompatible duties with regard to our disbursements. We believe these steps addressed the matters raised by GT.

o On August 15, 2005, in connection with its review of our condensed consolidated financial statements for the quarter ended June 30, 2005, GT advised our management of a matter that GT considered to be a material weakness. GT noted that we recorded revenue in our Pascall division for certain items previously recorded as "bill and hold" inventory. We had shipped the items to the customer on June 30, 2005, the customer took title to the items and paid for the items. However, the customer requested that Pascall modify the items and returned the items to Pascall on July 7, 2005 under a separate contract. The return of the items by the customer subsequent to June 30, 2005 resulted in the transaction not meeting the revenue recognition criteria under Staff Accounting Bulletin ("SAB") No. 104. The recording of these items as sales in the quarter ended June 30, 2005 resulted in an adjusting journal entry to reduce revenue by $841,000 and to reduce net income by $314,000 ($0.01 per share). GT met with our audit committee on August 18, 2005 and recommended that we review the control procedures over bill and hold arrangements to determine adherence to SAB 104. Our audit committee and management have undertaken an extensive review of SAB
         104. We have sought and plan to continue to seek guidance from our financial consultants, who are certified public accountants with the requisite background and experience, to assist us in our future compliance with SAB 104 as it relates to control procedures over bill and hold matters and believe we have therefore remediated the material weakness.

o On March 28, 2006, in connection with its audit of our consolidated financial statements for the year ended December 31, 2005, GT advised our management and audit committee of two matters that GT considered to be material weaknesses. GT indicated that in the area of accounting and financial reporting, it believes we have insufficient accounting resources to enable us to identify and evaluate complex accounting and reporting matters. In addition, GT recommended that we establish procedures to ensure that our Chief Financial Officer can more closely monitor information submitted to our corporate headquarters by our subsidiary controllers and oversee accounting for reserves and other areas that involving significant judgment at all company locations. GT also recommended that we establish procedures to ensure that personnel familiar with accounting principles generally accepted in the United States and with Commission disclosure requirements thoroughly evaluate activities and transactions at all company locations in order to determine that we are timely making all required disclosures. To remediate this material weakness in the area of accounting and financial reporting, we intend to seek additional guidance from our financial consultants, who are certified public accountants with the requisite background and experience, and from our Director of Financial Controls for Europe, to assist us in identifying and evaluating complex accounting and reporting matters. In addition, we intend to increase the frequency at which our Chief Financial Officer and our Director of Financial Controls for Europe visit and hold conference calls with accounting personnel and managers at each of our company locations. Also, we intend to define internal processes for identifying and disclosing non-routine and other transactions as required by Commission disclosure requirements and for researching and determining proper accounting treatment for those transactions. We plan to assign individuals with appropriate knowledge and skills to perform these processes and plan to provide those individuals with adequate technical resources to help ensure timely disclosure of the transactions and proper application of accounting principles generally accepted in the United States. We plan to develop procedures to document all


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         non-routine transactions each quarter, including support for the final accounting treatment, and require the assigned individuals to review the documentation with our Chief Financial Officer and/or Director of Financial Controls for Europe prior to finalizing our quarterly and annual financial statements. GT also indicated that we need to improve our controls over inventory reserves. GT noted that some items that were in our inventory reserve earlier in 2005 were not present in the year-end reserve, although those items remained in inventory at year end. Current accounting guidance would have required us to include in our year-end reserve all items that were included in the inventory reserve earlier in 2005, despite the fact that we no longer viewed those items as slow moving. Our failure to continue to include those items in the inventory reserve resulted in a material audit adjustment. In addition, GT determined that inventory reserves in our CXR-AJ location were understated at year-end, resulting in an additional audit adjustment. To remediate this material weakness with regard to our controls over inventory reserves, we will adjust the procedures we use to compute inventory reserves to ensure that items that are included in inventory reserves are not removed from inventory reserves until a sale or disposal of those items occurs.

         On April 17, 2006, we engaged Hein & Associates LLP ("Hein") as its new certifying accountants. We have not consulted with Hein in the past regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v).

         On April 18, 2006, we provided GT with a copy of the disclosures we are making in response to Item 304(a) of the Securities Act. We requested that GT furnish us with a letter addressed to the Securities and Exchange Commission stating whether GT agrees with the statements we made in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of GT's letter is attached as Exhibit 16.1 to this Form 8-K.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.
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                  Not applicable.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  Not applicable.

         (c)      Shell Company Transactions.
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                  Not applicable.

         (d)      Exhibits.
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                  Number   Description
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                  16.1     Letter dated April 19, 2006 from Grant Thornton LLP
                           regarding change in certifying accountant


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 19, 2006                 EMRISE CORPORATION

                                      By: /s/ RANDOLPH D. FOOTE
                                          --------------------------------------
                                          Randolph D. Foote, Chief Financial
                                          Officer




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                        EXHIBITS ATTACHED TO THIS REPORT



         Number   Description
         ------   -----------

         16.1 Letter dated April 19, 2006 from Grant Thornton LLP regarding change in certifying accountant





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